SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

              Current report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): April 17, 2001

                             AVIX TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

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
               Nevada                             000-27237                           59-3560920
  (State or other jurisdiction of          (Commission file number)        (I.R.S. Employer identification
           incorporation)                                                              Number)
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         601 South Harbour Island Blvd. Suite 103, Tampa, Florida 33602
               (Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code:  (813) 221-8373



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Item 4. Changes in Registrant's Certifying Accountant

Resignation of Aidman, Piser & Company, P.A:

Effective April 17, 2002, Aidman, Piser & Company, P.A. resigned as the Company's certifying public accountants. In connection with the audit of the fiscal year ending March 31, 2001 and during subsequent interim periods, there have been no disagreements on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Aidman, Piser & Company, P.A., would have caused Aidman, Piser & Company, P.A. to make reference to the matter in their report.

The report of Aidman, Piser & Company, P.A. on the consolidated financial statements for the fiscal year ended March 31, 2001 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles. However, the report of Aidman, Piser & Company, P.A. dated June 21, 2001, relating to the consolidated financial statements of USA Digital, Inc. (currently known as Avix Technologies, Inc.) as of March 31, 2001, contained an emphasis of matter paragraph related to the uncertainty surrounding the ability of USA Digital, Inc. to continue as a going concern.

Avix Technologies, Inc. has obtained a letter from Aidman, Piser & Company, P.A. addressed to the Commission stating that it agrees with the above statements. A copy of that letter, dated April 17, 2001, is filed as Exhibit 16.1.

Effective April 19, 2002, the Company has engaged the following accountant in place of Aidman, Piser & Company, P.A.

         Pender, Newkirk & Company, Certified Public Accountants
         100 South Ashley Drive, Suite 1650
         Tampa, Florida 33602
         813-229-2321
         Principal Contact Person:  Thomas J. Bellante

The Company has not consulted the newly engaged accountant regarding either the application of accounting principles to a specified transaction either completed or proposed or the type of audit opinion that might be rendered on the Company's financial statements.

Item 7. Financial Statements and Exhibits

       (c)  Exhibits

       16.1 Letter from Aidman, Piser & Company, P.A. to the Commission, dated April 15, 2002, regarding its agreement with the statements made in the Current Report on Form 8-K.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 19, 2002                       /s/ Steven J. Shindler
                                            Chief Operating Officer
                                            (Principal Accounting Officer)



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INDEX TO EXHIBITS

16.1 Letter from Aidman, Piser & Company, P.A. to the Commission, dated April 17, 2002 regarding its agreement with the statements made in the Current Report on Form 8-K.